                                TAMBRANDS INC.
                                   FORM 10-Q

                         PART II, Item 6., Exhibit 12
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
               -------------------------------------------------

                                  (Unaudited)
                                  -----------
The following table sets forth the Company's ratio of earnings to fixed charges for the periods indicated.

                                                                           Three Months Ended June 30      Six Months Ended June 30
                                                                           --------------------------      ------------------------
                                                                             1995            1994            1995            1994
                                                                           --------        --------        --------        --------
(in thousands, except ratios)
----------------------------
Earnings:
     Income before income taxes                                            $ 23,409        $ 31,758        $ 60,219        $ 66,749
     Fixed charges                                                            2,908           2,478           5,474           4,901
                                                                           --------        --------        --------        --------
        EARNINGS                                                           $ 26,317        $ 34,236        $ 65,693        $ 71,650
                                                                           ========        ========        ========        ========

Fixed charges:
     Interest portion of operating lease expense:
        Operating lease expense                                            $  1,372        $  1,105        $  2,819        $  2,029
        Assumed interest factor                                                0.33            0.33            0.33            0.33
                                                                           --------        --------        --------        --------
         Interest portion of operating
           lease expense                                                        453             365             930             670
     Interest expense                                                         2,455           2,113           4,544           4,231
                                                                           --------        --------        --------        --------
       FIXED CHARGES                                                       $  2,908        $  2,478        $  5,474        $  4,901
                                                                           ========        ========        ========        ========

Ratio of earnings to fixed charges                                              9.1            13.8            12.0            14.6
                                                                           ========        ========        ========        ========
